Exhibit 99.1

Contacts For Applera and Applied Biosystems: Peter Dworkin 650 554-2479 dworkipg@appliedbiosystems.com For Celera: David P. Speechly, Ph.D. 510.749.1853 David.Speechly@celera.com

FOR IMMEDIATE RELEASE

APPLERA CORPORATION’S BOARD OF DIRECTORS

FORMALLY APPROVES PROPOSED SEPARATION OF ITS

CELERA BUSINESS

NORWALK, CT – May 9, 2008 – Applera Corporation today announced that its board of directors has formally approved the proposed separation of the Celera Group (NYSE:CRA) from Applera's remaining businesses. The separation will be accomplished by means of a redemption of all of the outstanding shares of Applera Corporation—Celera Group tracking stock. In the redemption, each outstanding share of Celera Group tracking stock will be redeemed in exchange for one share of common stock of Celera Corporation, presently a wholly owned subsidiary of Applera. Upon completion of the separation, Celera Corporation will hold all of the businesses, assets and liabilities attributed to the Celera Group, and will be an independent, publicly traded company whose shares are expected to be listed on The NASDAQ Stock Market. The Celera Corporation shares distributed in the redemption of the Celera Group tracking stock will constitute all of Celera Corporation’s outstanding common stock.

The separation is expected to be completed at 12:01 a.m. ET, on July 1, 2008, subject to a number of conditions, including receipt of an opinion from counsel to Applera regarding the tax consequences of the separation and the redemption, and the Securities and Exchange Commission declaring effective, on or prior to June 15, 2008, Celera Corporation’s registration statement on Form S-1 relating to the separation. If the registration statement is not declared effective by that date, the redemption will be effected on the first business day of the calendar month next succeeding the month in which the SEC has declared effective the registration statement on or prior to the 15th day of that month.

APPLERA CORPORATION’S BOARD OF DIRECTORS FORMALLY APPROVES

PROPOSED SEPARATION OF ITS CELERA BUSINESS

Kathy Ordoñez, currently President of the Celera Group, will serve as Celera’s Chief Executive Officer, and the company’s corporate headquarters will be based in Alameda, California. Applera Corporation-Applied Biosystems Group (NYSE:ABI) common stock would continue to be traded on the New York Stock Exchange.

Celera Corporation has filed a registration statement with the SEC in connection with the separation. Security holders are urged to read the registration statement because it contains important information. Investors may obtain a free copy of these materials when they become available as well as other materials filed with the SEC concerning Applera and Celera Corporation at the SEC’s website at http://www.sec.gov.

Holders of Celera Group tracking stock will receive, at an appropriate time, information on how to exchange their shares of Celera Group tracking stock for shares of Celera Corporation common stock. This press release does not constitute an offer of any securities for sale.

About Applera Corporation

Applera Corporation consists of two operating groups. Celera is a diagnostics business delivering personalized disease management through a combination of products and services incorporating proprietary discoveries. Berkeley HeartLab, a subsidiary of Celera, offers services to predict cardiovascular disease risk and optimize patient management. Celera also commercializes a wide range of molecular diagnostic products through its strategic alliance with Abbott and has licensed other relevant diagnostic technologies developed to provide personalized disease management in cancer and liver diseases. Applied Biosystems serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries and develop new pharmaceuticals. Applied Biosystems’ products also serve the needs of some markets outside of life science research, which we refer to as “applied markets,” such as the fields of: human identity testing (forensic and paternity testing); biosecurity, which refers to products needed in response to the threat of biological terrorism and other malicious, accidental, and natural biological dangers; and quality and safety testing, such as testing required for food and pharmaceutical manufacturing. Applied Biosystems is headquartered in Foster City, CA, and reported sales of approximately $2.1 billion during fiscal 2007. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.applera.com, or by telephoning 800.762.6923. Information about Celera is available at http://www.celera.com. Information about Applied Biosystems is available at http://www.appliedbiosystems.com.

Forward-Looking Statements

Some statements contained in, or incorporated by reference in, this press release are forward-looking and are subject to a variety of risks and uncertainties. These forward-looking statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” and “anticipate,”, among others. The forward-looking statements contained in this press release are based on our current expectations, and those made at other times will be based

APPLERA CORPORATION’S BOARD OF DIRECTORS FORMALLY APPROVES

PROPOSED SEPARATION OF ITS CELERA BUSINESS

on our expectations when the statements are made. We cannot guarantee that any forward-looking statements will be realized.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. To comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from anticipated results or other expectations expressed in forward-looking statements. We also note that achievement of anticipated results or expectations in forward-looking statements is subject to the possibility that assumptions underlying forward-looking statements will prove to be inaccurate. Investors should bear this in mind as they consider forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of our business include, but are not limited to, those described under the heading “Risks Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. We note that our business could be affected by other factors that we have not disclosed because we think they are immaterial. Also, there may be additional risks and uncertainties that could affect our businesses but which are not currently known to us.

Copyright© 2008. Applera Corporation. All Rights Reserved. Applied Biosystems, AB (Design), and Celera are registered trademarks, and Applera and Celera are trademarks of Applera Corporation or its subsidiaries in the U. S. and/or certain other countries.

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